Exhibit10.7(B)

CERTAIN CONFIDENTIAL INFORMATION INDICATED BY “[***]” HAS BEEN OMITTED FROM THE FILED COPY OF THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Amendment no. 1

to the Master Service Agreement on Order to Cash Service

THIS AMENDMENT (hereinafter the “Amendment”) to the Master Service Agreement on Order to cash Service with an effective date of 1st September 2018 (the “Agreement”), is made on this 1st March 2021 (the “Amendment Signing Date” and made retroactively effective as of 1st day of February, 2021 (the “Amendment Effective Date”) by and between:

APR APPLIED PHARMA RESEARCH S.A., a company incorporated in Switzerland, having its principal place of business at Via Corti, 5, 6828 Balerna (“APR”);

AND

ARVATO SERVICES ITALIA SRL a corporation having its registered office at Via Zanica, 19K, 24050 Grassobbio (BG), Italy (“ARVATO”)

Each of the above is a “Party” and together referred to herein as the “Parties”.

Preamble

APR expressed its interest in renegotiating the actual Agreement, based on actual business and updated forecast provided and in accordance with the provision of Article 19, par (2) of the Agreement.

Arvato agreed on the same and the Parties met in good faith in order to find a mutual solution to proceed with the business.

Therefore, this Amendment modifies the initial provided services by Arvato to APR and updates the economics and forecast present in Schedule D and Schedule E of the present Agreement.

Notwithstanding the above, the Parties are still discussing about the possibility to apply other changes to this Agreement and, for this reason, the Parties intend to extend the negotiation period required by Article 19 par (2), in order to try and reach a modification of the Agreement in good faith until the term of July 1st, 2021.

Capitalized terms not otherwise defined herein shall have the meaning given to them in the Agreement. Except as modified below, the terms of the Agreement shall remain in full force and effect.

In consideration of the mutual obligations set out herein, the Parties hereby agree that the terms and conditions set out below shall be added as an Amendment to the Agreement. Except where the context requires otherwise, references in this Amendment to the Agreement are to the Agreement as amended by, and including, this Amendment.

Amendment Terms and Conditions

1.

Order to Invoice System. It is agreed between the Parties that the services business model in place starting with the Amendment Effective Date will be the “Order to Invoice”, instead of actual “Order to Cash”. For the avoidance of doubt, ARVATO shall not be anymore responsible for the activities related to the payment of the invoices by Customers to APR.

2.	Amendment to Article 9, par (4). The Parties agree that Article 9, par (4) of the Agreement will be amended with the Article 9, par (4) of this Amendment as follows:

“Starting with 1st January 2021, a bonus/malus mechanism shall apply on the three most critical KPI’s according to the following terms:

•	KPI 1 — orders entered correctly in the system: target is above or equal to [***]% as per BRD (schedule B)

•	KPI 2 — Damaged units: target is below or equal to [***]% as per BRD (Schedule B)

•	KPI 3 — on time delivery — Germany/Italy/CH: target is above or equal to [***]% as per BRD (Schedule B)

a)

In the event the cumulated result for KPI 1, measured on semestral basis, will exceed the value of [***]%, a bonus of plus [***]% shall apply on the total amount of the following semester invoices. Otherwise, if the cumulated result for KPI 1, will be inferior to [***]%, a malus of minus [***]% will apply on the total amount of the following semester invoices.

b)

In the event the result for KPI 2, measured each year, shall be inferior to [***]%, a bonus of plus [***]% shall apply on the total amount of the following year invoices. Otherwise, if the result for KPI 2, will exceed the value of [***]%, a malus of minus 1% will apply on the total amount of the following year invoices.

c)

In the event the cumulated result for KPI 3, measured on semestral basis, will be included in the value range [***]%-[***]%, a bonus of plus [***]% shall apply on the total amount of the following semester invoices. Otherwise, if the cumulated result for KPI 3, will be inferior to [***]%, a malus of minus [***]% will apply on the total amount of the following semester invoices.

Arvato shall send cumulated KPI reports on semestral basis, which will be used to evaluate the Bonus/Malus.”

3.

Article 19, par (2)—Extension of the term for agreement renegotiation. The Parties agree that as of the Amendment Effective Date the renegotiation window provided at the end of the first 28 (twenty-eight) calendar months from the Effective Date, by Article 19 par (2) will be extended from March 1st, 2021 to July 1st, 2021. In the event the Parties do not reach an agreement on the modification of the Agreement within July 1st, 2021, each Party shall be able to terminate the Agreement with a prior written notice of 6 (six) calendar months. All other paragraphs, terms and conditions of the Article remain unchanged.

4.	Amendment to Schedule C — FRD Termination

As agreed between the Parties, the Financial services offered by Arvato to APR are not anymore in scope, starting from the Amendment Effective Date. As a consequence of the foregoing, the Financial Requirements Document (FRD) executed by APR as Schedule C of the Agreement with date of October 30, 2018 is terminated.

5.	Amendment to Schedule D — Updated Pricing and Assumptions

The Parties agreed to revise the economics of the contract as per updated Schedule D, present in this Amendment, with validity as from the Amendment Effective Date.

6.	Amendment to Schedule E — Updated Forecast

The Parties agreed to revise the Volumes assumptions of the contract as per updated Schedule E, present in this Amendment, with validity as from the Amendment Effective Date.

AS WITNESS hereto the Parties have caused this Amendment to be entered into by their duly authorised representatives on the Amendment Signing Date and with validity as from the Amendment Effective Date. This Amendment may be executed in two (2) counterparts, in English language, each to the same effect, in the place and on the date last below written. Signatures to this Amendment transmitted by email in “portable document format” (“pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Amendment shall have the same effect as physical delivery of the paper document bearing original signature.

APR APPLIED PHARMA RESEARCH S.A.:

BY:	/s/ Paolo Galfetti

Name:	Paolo Galfetti

Title:	CEO

Date:	17.03.2021

Arvato Services Italia srl		Arvato Services Italia srl

BY:	/s/ Martin Zöckler	BY:	/s/ Antonio Amati

Name:	Martin Zöckler	Name:	Antonio Amati

Title:	HC BU Director	Title:	CEO

Date:	15.03.2021	Date:	15.03.2021

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